Exhibit 4.14

This SECOND SUPPLEMENTAL INDENTURE, dated as of November 7, 2025 (this “Supplemental Indenture”), is among PARKLAND CORPORATION, a corporation amalgamated under the laws of the Province of Alberta (the “Issuer”), each of the GUARANTORS (as defined in the Indenture referred to below), COMPUTERSHARE TRUST COMPANY, N.A., as U.S. trustee under the Indenture referred to below (the “U.S. Trustee”), and COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian trustee under the Indenture referred to below (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”).

RECITALS

WHEREAS, the Issuer has heretofore executed and delivered to the Trustees an indenture (as supplemented as of the date hereof, the “Indenture”), dated as of April 13, 2021, providing for the issuance of 4.500% Senior Notes due 2029 (the “Securities”);

WHEREAS, the Issuer has heretofore entered into the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of June 20, 2025, among the Issuer, the Guarantors and the Trustees;

WHEREAS, Section 9.1 of the Indenture provides that, subject to certain exceptions, the Issuer, the Guarantors and the Trustees may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding;

WHEREAS, Sunoco LP, a Delaware limited partnership, in connection with its acquisition of all of the issued and outstanding common shares of the Issuer, has solicited consents from the Holders of the Securities to certain proposed amendments to the Indenture as set forth in Article II to this Supplemental Indenture (the “Amendments”), in accordance with the terms and conditions of a Confidential Exchange Offer Memorandum and Consent Solicitation Statement, dated as of October 6, 2025, relating to the Issuer’s U.S. dollar denominated notes (the “Exchange Offer Memorandum”);

WHEREAS, pursuant to the Exchange Offer Memorandum, the Holders of at least a majority in principal amount of the Securities outstanding as of the date hereof have consented to the Amendments effected by this Supplemental Indenture and evidence of such consents has been provided by the Issuer to the Trustees; and

WHEREAS, in accordance with Sections 9.1, 9.6, 11.4 and 11.5 of the Indenture, the Issuer has delivered to the Trustees (a)(i) an Authentication Order accompanied by (ii) a resolution of its Board of Directors authorizing the execution of this Supplemental Indenture, (b) the requisite Officers’ Certificate stating that this Supplemental Indenture complies with Section 9.6 of the Indenture and that all conditions precedent provided for in the Indenture have been complied with and (c) the requisite Opinion of Counsel stating that all conditions precedent provided for in the Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.1 Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 1.2 This Supplemental Indenture has been duly executed and delivered by the Issuer, the Guarantors and the Trustees and is hereby declared effective; provided, however, that Article II of this Supplemental Indenture shall only become operative upon the Settlement Date (as defined in the Exchange Offer Memorandum) of the Exchange Offer (as defined in the Exchange Offer Memorandum) with respect to the Securities.

ARTICLE II

AMENDMENTS TO THE INDENTURE

Section 2.1 The Indenture is hereby amended as it relates to the Securities to delete the following sections in their entirety, and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto (including any definitions used exclusively in the provisions of the Indenture that are deleted pursuant to such amendments, and any definitions used exclusively within such definitions), and any and all obligations thereunder are hereby deleted throughout the Indenture as they relate to the Securities and such sections and references shall be of no further force or effect as they relate to the Securities:

(1)	Section 4.2 entitled “Reports and Financial Information;”

(2)	Section 4.3 entitled “Limitations in Incurrence of Indebtedness;” (3) Section 4.4 entitled “Restricted Payments;”

(4)	Section 4.6 entitled “Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(5)	Section 4.7 entitled “Asset Sales;”

(6)	Section 4.8 entitled “Transactions with Affiliates;”

(7)	Section 4.9 entitled “Additional Subsidiary Guarantees;” (8) Section 4.12 entitled “Business Activities;”

(9)	Section 4.13 entitled “Offer to Purchase Securities upon Change of Control;”

(10)	Section 5.1 entitled “Restrictions on Amalgamation, Consolidation, Merger and Sale of Certain Assets;” and

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(11)

Clauses (e), (f) and (i) of Section 6.1 entitled “Events of Default” (only with respect to (i) defaults by the Issuer or any of its Significant Subsidiaries under other indebtedness, (ii) judgments against the Issuer or any of its Significant Subsidiaries and (iii) any guarantees of the applicable New Notes (as defined in the Exchange Offer Memorandum) ceasing to be in full force and effect other than by reason of release of such guarantee in accordance with the Sunoco Indenture (as defined in the Exchange Offer Memorandum)).

ARTICLE III

MISCELLANEOUS

Section 3.1 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3.2 No director, officer, employee or incorporator of the Issuer or any Guarantor, or shareholder of the Issuer, or annuitant under a plan of which a shareholder of the Issuer is a trustee or carrier shall have any liability for any indebtedness, obligations or liabilities of the Issuer under the Securities or the Indenture or any Guarantor under its Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees. The waiver may not be effective to waive liabilities under applicable securities laws.

Section 3.3 THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.4 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.5 The Article headings herein are for convenience only and shall not affect the construction hereof.

Section 3.6 The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

Section 3.7 The provisions of Sections 11.9 and 11.10 of the Indenture apply as if set forth herein mutatis mutandis.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PARKLAND CORPORATION

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

PARKLAND REFINING LTD.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

PARKLAND REFINING (B.C.) LTD.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

PARKLAND ACQUISITION LTD.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

ELBOW RIVER MARKETING LTD.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

M & M MEAT SHOPS LTD.

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Edward S. Pak
Name:	Edward S. Pak
Title:	Assistant Secretary

ESTRELLA HOLDINGS LIMITED

By:	/s/ Roger Bryan
Name:	Roger Bryan
Title:	President

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

PARKLAND (U.S.) HOLDING CORP.

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Karl Fails
Name:	Karl Fails
Title:	Executive Vice President, Chief Operating Officer

PARKLAND (U.S.) SUPPLY CORP.

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Karl Fails
Name:	Karl Fails
Title:	Executive Vice President, Chief Operating Officer

PARKLAND USA CORPORATION

By:	/s/ Brian A. Hand
Name:	Brian A. Hand
Title:	President

By:	/s/ Karl Fails
Name:	Karl Fails
Title:	Executive Vice President, Chief Operating Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

TROPIC ACQUISITION CORP.

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Karl Fails
Name:	Karl Fails
Title:	Executive Vice President, Chief Operating Officer

TROPIC OIL COMPANY LLC

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Edward S. Pak
Name:	Edward S. Pak
Title:	Assistant Secretary

TROPIC TRANSPORTATION, LLC

By:	/s/ Scott Grischow
Name:	Scott Grischow
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Karl Fails
Name:	Karl Fails
Title:	Executive Vice President, Chief Operating Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

SOL INVESTMENTS SEZC,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SOL AVIATION SERVICES LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

/s/ Austin Harkness
Austin Harkness

SOL PETROLEUM CAYMAN LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

SOL PETROLEUM BERMUDA LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SOL ST. LUCIA LTD.,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SOL PUERTO RICO LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

ANTILLES SHIPPING COMPANY SEZC,
by its board of directors

/s/ Roger Bryan
Roger Bryan

/s/ Austin Harkness
Austin Harkness

ANTILLES TRADING COMPANY SEZC,
by its board of directors

/s/ Roger Bryan
Roger Bryan

/s/ Austin Harkness
Austin Harkness

SOL ANTILLES AND GUIANAS LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

SOL EC LTD.,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SOL (DR) LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SOL AUTOMARKET LIMITED,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

SOL REPUBLICA DOMINICANA, S.R.L.,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

SOL GUYANA INC.,
by its board of directors

/s/ Geoffrey Marshall
Geoffrey Marshall

/s/ Roger Bryan
Roger Bryan

PARKLAND BRANDS LIMITED
PARTNERSHIP,
by its general partner, 2624858 ALBERTA LTD.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

2624858 ALBERTA LTD.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029

COMPUTERSHARE TRUST COMPANY, N.A.,
as U.S. Trustee

By:	/s/ Sara Corcoran
Name:	Sara Corcoran
Title:	Officer

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Canadian Trustee

By:	/s/ Corentin Leverrier
Name:	Corentin Leverrier
Title:	Manager, Corporate Trust

By:	/s/ Luci Scholes
Name	Luci Scholes
Title:	Corporate Trust Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

4.500% SENIOR NOTES DUE 2029